JENNISONDRYDEN SECTOR FUNDS, INC.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


			February 25, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	Rule 24f-2 Notice for JennisonDryden Sector Funds, Inc.
		File Nos. 2-72097 and 811-03175

	On behalf of the JennisonDryden Sector Funds, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.

      Very truly yours,
      /s/    M. Sadiq Peshimam
								M. Sadiq Peshimam
      Assistant Treasurer